Eastman Announces Third-Quarter 2009 Financial Results

KINGSPORT, Tenn., Oct. 22, 2009 – Eastman Chemical Company (NYSE:EMN) today announced earnings per diluted share of $1.38 for third quarter 2009 versus $1.33 for third quarter 2008.  Earnings per diluted share for third quarter 2009 were reduced $0.16 per share by the reversal of a previously recognized investment tax credit for the company’s Beaumont, Texas, industrial gasification project as discussed below.

"We continued to make solid progress improving our profitability during what remains a challenging economic environment," said Jim Rogers, president and CEO. "Cash generation also continues to be a priority, and we did a great job during the quarter generating well over $200 million in free cash flow."

(In millions, except per share amounts)	3Q2009	3Q2008

Sales revenue	$1,337	$1,819
Earnings per diluted share	$1.38	$1.33
Earnings per diluted share excluding asset impairments and restructuring charges, net, accelerated depreciation costs, and net deferred tax benefits related to the previous divestiture of businesses*	$1.38	$1.35
Net cash provided by operating activities	$331	$214
*For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying third-quarter 2009 financial tables.

Sales revenue in third quarter 2009 was $1.3 billion compared with $1.8 billion in third quarter 2008.  Sales revenue for third quarter 2008 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business.  Also included in third-quarter 2008 sales revenue were contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  Excluding these items, sales revenue declined by 21 percent due to lower selling prices in response to lower raw material and energy costs and a decline in sales volume of 4 percent.  For reconciliations to reported company and segment sales revenue, see Table 4 in the accompanying third-quarter 2009 financial tables.

Operating earnings in third quarter 2009 were $191 million compared with operating earnings of $174 million in third quarter 2008. Excluding accelerated depreciation costs and asset impairments and restructuring charges, net, operating earnings were $179 million in third quarter 2008. Operating earnings increased as lower raw material and energy costs and cost reduction actions were partially offset by lower selling prices and lower sales volume.  The increased operating margin was attributed to a favorable shift in company product mix due to a higher percentage of overall sales revenue from the Fibers, CASPI, and Specialty Plastics segments compared to the PCI and Performance Polymers segments.

Segment Results 3Q 2009 versus 3Q 2008

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue declined by 18 percent primarily due to lower selling prices and lower sales volume.  The lower selling prices were in response to lower raw material and energy costs.  The lower sales volume was due to reduced customer demand attributed to the global recession, particularly for products sold into the automotive, building and construction, and packaging markets. Operating earnings were $84 million in third quarter 2009 compared to $55 million in third quarter 2008.  Operating earnings increased primarily due to lower raw material and energy costs and cost reduction actions, which more than offset lower selling prices and lower sales volume.

Fibers – Sales revenue declined by 5 percent as lower sales volume more than offset higher selling prices. The lower sales volume was primarily for acetyl chemical products. The higher selling prices were in response to higher raw material costs, particularly for wood pulp. Operating earnings increased to $79 million in third quarter 2009 compared with $65 million in third quarter 2008 due to higher selling prices and cost reduction actions partially offset by lower sales volume.

Performance Chemicals and Intermediates – Sales revenue declined by 40 percent, and excluding contract ethylene sales resulting from the divestiture of the polyethylene business, declined by 30 percent due to lower selling prices.  The lower selling prices were primarily due to lower raw material and energy costs.  Operating earnings were $33 million in third quarter 2009 compared with $65 million in third quarter 2008 excluding asset impairments and restructuring charges and accelerated depreciation costs in third quarter 2008.  The decline was due to lower selling prices partially offset by lower raw material and energy costs and cost reduction actions.

Performance Polymers – Sales revenue declined by 36 percent, and excluding contract polymer intermediates sales to divested manufacturing facilities in second quarter 2008 declined by 27 percent due to lower selling prices while sales volume was unchanged. The lower selling prices were attributed to a decline in raw material and energy costs, particularly for paraxylene.  Operating results were a loss of $10 million in third quarter 2009, compared with earnings of $1 million in third quarter 2008 excluding asset impairments and restructuring charges and accelerated depreciation costs. Operating results declined due to lower selling prices and the impact on sales revenue and manufacturing costs of continuing operational challenges with the IntegRex™-based PET manufacturing facility partially offset by lower raw material and energy costs and cost reduction actions.

Specialty Plastics – Sales revenue declined by 21 percent due to lower sales volume and lower selling prices. The decline in sales volume was attributed to the global recession which has weakened demand for plastic resins, including copolyester products sold into the consumer and durable goods markets, and for cellulosic plastics sold into various markets. Operating earnings increased to $13 million in third quarter 2009 from $6 million in third quarter 2008.  The increase was due to lower raw material and energy costs and cost reduction actions partially offset by lower sales volume, lower capacity utilization resulting in higher unit costs, and an unfavorable shift in product mix with less cellulosic plastics sold into various markets.

Income Taxes

During third quarter 2009, the company reversed a previously recognized $12 million investment tax credit for the Beaumont, Texas, industrial gasification project because of a later estimated project completion date based on completed front-end engineering and design, and continuing legislative and other uncertainties. Including the investment tax credit reversal, the effective tax rate for the third quarter was 40 percent.

Cash Flow

Eastman generated $331 million in cash from operating activities during third quarter 2009, which included solid net earnings, a continued reduction in working capital, and approximately $100 million from a combination of a refund of previously paid taxes and lower estimated tax payments. The company generated $304 million of positive free cash flow (cash from operations less capital expenditures and dividends) through the first nine months of 2009.

Outlook

Commenting on the outlook for fourth quarter 2009, Rogers said:  “We expect to continue to benefit from a favorable shift in company product mix and cost reduction actions we have taken. However, we also expect volatility in raw material and energy costs and a decline in sales volume due to normal seasonality to negatively impact our fourth quarter results. We therefore expect fourth-quarter 2009 earnings per share to decline sequentially, but to be slightly above the high end of analysts’ estimates on First Call, which is $0.85 per share.”

Eastman will host a conference call with industry analysts on October 23 at 8:00 a.m. EDT. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 981-5564, passcode number 2194056. A web replay and the accompanying slides will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. Eastern time October 23 to 12:00 midnight Eastern time, November 2, at (719) 457-0820, passcode number 2194056.

Eastman’s chemicals, fibers and plastics are used as key ingredients in products that people use every day.  Approximately 10,000 Eastman employees around the world blend technical expertise and innovation to deliver practical solutions.  The company is committed to finding sustainable business opportunities within the diverse markets it serves.  A global company headquartered in Kingsport, Tennessee, USA, Eastman had 2008 sales of $6.7 billion.  For more information, visit www.eastman.com.

Forward-Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions, the financial impact of cost reduction actions, the relative mix of sales among the company’s segments and products within those segments, demand and sales volumes for the company’s products, raw material and energy costs, and earnings per share for fourth quarter 2009. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for second quarter 2009 available, and the Form 10-Q to be filed for third quarter 2009 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

# # #

Contacts:

Media: Tracy Broadwater
423-224-0498 / tkbroadwater@eastman.com

Investors: Greg Riddle
212-835-1620 / griddle@eastman.com

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

FINANCIAL INFORMATION
October 22, 2009

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 23, 2009.

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.  In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented in the first nine months of 2008 as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2009	2008	2009	2008

Sales	$1,337	$1,819	$3,719	$5,380
Cost of sales	1,009	1,497	2,952	4,400
Gross profit	328	322	767	980

Selling, general and administrative expenses	104	107	296	324
Research and development expenses	33	39	101	120
Asset impairments and restructuring charges, net	--	2	23	22
Operating earnings	191	174	347	514

Net interest expense	19	19	58	53
Other charges (income), net	2	7	11	7
Earnings from continuing operations before income taxes	170	148	278	454
Provision for income taxes from continuing operations	69	48	110	124
Earnings from continuing operations	101	100	168	330

Earnings from disposal of discontinued operations, net of tax	--	--	--	18
Net earnings	$101	$100	$168	$348

Basic earnings per share
Earnings from continuing operations	$1.40	$1.35	$2.31	$4.34
Earnings from discontinued operations	--	--	--	0.23
Basic earnings per share	$1.40	$1.35	$2.31	$4.57

Diluted earnings per share
Earnings from continuing operations	$1.38	$1.33	$2.29	$4.27
Earnings from discontinued operations	--	--	--	0.23
Diluted earnings per share	$1.38	$1.33	$2.29	$4.50

Shares (in millions) outstanding at end of period	72.7	72.5	72.7	72.5

Shares (in millions) used for earnings per share calculation
Basic	72.6	74.2	72.5	76.1
Diluted	73.5	75.1	73.3	77.2

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

(Dollars in millions)	Third Quarter		First Nine Months
	2009	2008	2009	2008
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$338	$410	$890	$1,213
Fibers	257	269	779	783
Performance Chemicals and Intermediates	355	594	943	1,768
Performance Polymers	187	293	563	886
Specialty Plastics	200	253	544	730
Total Eastman Chemical Company	$1,337	$1,819	$3,719	$5,380

TABLE 2B – SALES REVENUE CHANGE

Third Quarter 2009 Compared to Third Quarter 2008
Change in Sales Revenue Due To
(Dollars in millions)	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(18) %	(7) %	(11) %	-- %	-- %
Fibers	(5) %	(12) %	7%	-- %	-- %
Performance Chemicals and Intermediates (1)	(40) %	(10) %	(32) %	2%	-- %
Performance Polymers (2)	(36) %	(11) %	(28) %	3%	-- %
Specialty Plastics	(21) %	(13) %	(7) %	(2) %	1%

Total Eastman Chemical Company	(27) %	(10) %	(17) %	-- %	-- %

First Nine Months 2009 Compared to First Nine Months 2008
Change in Sales Revenue Due To
(Dollars in millions)	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(27) %	(19) %	(5) %	(3) %	-- %
Fibers	-- %	(10) %	9%	1%	-- %
Performance Chemicals and Intermediates (1)	(47) %	(25) %	(23) %	1%	-- %
Performance Polymers (2)	(36) %	(13) %	(25) %	2%	-- %
Specialty Plastics	(25) %	(17) %	(5) %	(3) %	-- %

Total Eastman Chemical Company	(31) %	(18) %	(13) %	-- %	-- %

(1)  Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Third Quarter		First Nine Months
(Dollars in millions)	2009	2008	2009	2008

Sales by Region
United States and Canada (1)	$737	$1,124	$2,096	$3,287
Asia Pacific	282	309	769	921
Europe, Middle East, and Africa	222	248	607	774
Latin America (2)	96	138	247	398
	$1,337	$1,819	$3,719	$5,380

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

(Dollars in millions)
	Third Quarter	First Nine Months
Regional sales volume growth
United States and Canada (1)	(12) %	(20) %
Asia Pacific	8%	(6) %
Europe, Middle East, and Africa	(11) %	(33) %
Latin America (2)	(17) %	(30) %

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

(Dollars in millions)	Third Quarter		First Nine Months
	2009	2008	2009	2008
Operating Earnings (Loss) by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$84	$55	$148	$167
Asset impairments and restructuring charges, net	--	--	5	(2)
Operating earnings excluding item	84	55	153	165

Fibers
Operating earnings	79	65	222	195
Asset impairments and restructuring charges, net	--	--	4	--
Operating earnings excluding item	79	65	226	195

Performance Chemicals and Intermediates
Operating earnings	33	62	35	160
Accelerated depreciation costs included in costs of goods sold	--	2	--	4
Asset impairments and restructuring charges, net	--	1	6	20
Operating earnings excluding items	33	65	41	184

Performance Polymers
Operating loss	(10)	(1)	(32)	(5)
Accelerated depreciation costs included in costs of goods sold	--	1	--	4
Asset impairments and restructuring charges, net	--	1	4	4
Operating earnings (loss) excluding items	(10)	1	(28)	3

Specialty Plastics
Operating earnings	13	6	3	36
Asset impairments and restructuring charges, net	--	--	4	--
Operating earnings excluding item	13	6	7	36

Total Operating Earnings by Segment and Items
Total operating earnings	199	187	376	553
Total accelerated depreciation costs included in costs of goods sold	--	3	--	8
Total asset impairments and restructuring charges, net	--	2	23	22
Total operating earnings excluding items	199	192	399	583

Other (1)
Operating loss	(8)	(13)	(29)	(39)

Total Eastman Chemical Company
Total operating earnings	$191	$174	$347	$514
Total accelerated depreciation costs included in costs of goods sold	--	3	--	8
Total asset impairments and restructuring charges, net	--	2	23	22
Total operating earnings excluding items	$191	$179	$370	$544

(1) Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2009	2009	2009

Sales Revenue	$1,129	$1,253	$1,337
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	17	1	-
Sales revenue excluding listed items	$1,112	$1,252	$1,337

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819	$1,346	$6,726
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89	31	314
Performance Polymers – contract polymer intermediates sales (2)	56	26	35	21	138
Sales revenue excluding listed items	$1,579	$1,706	$1,695	$1,294	$6,274

(1) Sales revenue for 2009 and 2008 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.

(2) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS

	Third Quarter 2009
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Earnings After Tax	Earnings Per Diluted Share

As reported	$191	$170	$101	$1.38

Certain Item:
Asset impairments and restructuring charges, net	--	--	--	--
Excluding item	$191	$170	$101	$1.38

		Third Quarter 2008
(Dollars in millions)		Operating Earnings		Earnings Before Tax		Earnings After Tax		Earnings Per Diluted Share

As reported	$ $	174	$ $	148	$ $	100	$ $	1.33

Certain Items:
Accelerated depreciation costs included in costs of goods sold		3		3		2		0.02
Asset impairments and restructuring charges, net		2		2		3		0.04
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(3)		(0.04)
Excluding items	$ $	179	$ $	153	$ $	102	$ $	1.35

[      [Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)
EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	First Nine Months 2009
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Earnings After Tax	Earnings Per Diluted Share

As reported	$347	$278	$168	$2.29

Certain Item:
Asset impairments and restructuring charges, net	23	23	14	0.20
Excluding item	$370	$301	$182	$2.49

		First Nine Months 2008
			Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	514	$ $	454	$ $	330	$ $	4.27

Certain Items:
Accelerated depreciation costs included in costs of goods sold		8		8		5		0.06
Asset impairments and restructuring charges, net		22		22		17		0.23
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(14)		(0.18)
Excluding items	$ $	544	$ $	484	$ $	338	$ $	4.38

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 6 – STATEMENTS OF CASH FLOWS

	Third Quarter		First Nine Months
(Dollars in millions)	2009	2008	2009	2008

Cash flows from operating activities
Net earnings	$101	$100	$168	$348

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	69	67	203	199
Asset impairments charges	--	--	--	1
Gain on sale of assets	--	1	--	(13)
Provision (benefit) for deferred income taxes	25	3	165	(56)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
(Increase) decrease in trade receivables	17	72	(35)	(16)
(Increase) decrease in inventories	(50)	(55)	141	(170)
Increase (decrease) in trade payables	47	(60)	(8)	(49)
Increase (decrease) in liabilities for employee benefits and incentive pay	8	23	(14)	(6)
Other items, net	114	63	48	55

Net cash provided by operating activities	331	214	668	293

Cash flows from investing activities
Additions to properties and equipment	(64)	(153)	(268)	(430)
Proceeds from sale of assets	--	4	25	333
Acquisitions of and investments in joint ventures	--	--	--	(38)
Additions to capitalized software	(2)	(2)	(6)	(8)
Other items, net	(21)	--	(64)	(2)

Net cash used in investing activities	(87)	(151)	(313)	(145)

Cash flows from financing activities
Net increase in commercial paper, credit facility and other borrowings	14	(22)	23	42
Repayment of borrowings	(14)	--	(16)	(175)
Dividends paid to stockholders	(32)	(34)	(96)	(103)
Treasury stock purchases	--	(231)	--	(501)
Proceeds from stock option exercises and other items	6	--	15	38

Net cash used in financing activities	(26)	(287)	(74)	(699)

Effect of exchange rate changes on cash and cash equivalents	--	(1)	--	--

Net change in cash and cash equivalents	218	(225)	281	(551)

Cash and cash equivalents at beginning of period	450	562	387	888

Cash and cash equivalents at end of period	$668	$337	$668	$337

EASTMAN CHEMICAL COMPANY – EMN	October 22, 2009
5:00 PM EDT

TABLE 7 – SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2009	2008

Current Assets	$1,580	$1,423

Net Properties and Equipment	3,273	3,198

Other Assets	701	660

Total Assets	$5,554	$5,281

Payables and Other Current Liabilities	$827	$819

Short-term Borrowings	1	13

Long-term Borrowings	1,440	1,442

Other Liabilities	1,641	1,454

Stockholders’ Equity	1,645	1,553

Total Liabilities and Stockholders’ Equity	$5,554	$5,281